Exhibit 99.1

Date:	January 25, 2017 4:01 pm EST
From:	Archie M. Brown, Jr. President and CEO
MainSource Financial Group, Inc. | 812-663-6734

NEWS RELEASE

MainSource Financial Group - NASDAQ, MSFG -
Announces Fourth Quarter 2016 Financial Results, Quarterly Common Dividend and Appointment of Kathleen L. Bardwell as Lead Director

•Net income of $11.7 million

•Earnings Per Share of $0.48

•Loan Growth of 11% annualized

•Net Interest Margin of 3.69%

•Common Dividend of $0.16 per share

•Non-performing Assets 0.57% of Total Assets

Greensburg, Indiana, Archie M. Brown, Jr., President and Chief Executive Officer of MainSource Financial Group, Inc. (NASDAQ: MSFG), announced today the unaudited financial results for the fourth quarter of 2016.  For the three months ended December 31, 2016, the Company recorded net income of $11.7 million, or $0.48 per common share, compared to net income of $9.1 million, or $0.42 per common share, in the fourth quarter of 2015.  During the fourth quarter of 2016 the Company incurred costs of $166 thousand related to its May 2016 acquisition of Cheviot Financial Corp. and a charge of $650 thousand related to the closing of three branch offices.  Excluding these charges, the Company’s net income would have been $12.3 million or $0.50 per share (see Reconciliation of Actual to Operating Earnings included with this press release).

CEO Comments

Mr. Brown commented on the Company’s fourth quarter performance, “I am very pleased with our fourth quarter and full year results.  On an operating basis we earned $1.86 per share for 2016 which represents a 9% increase over the prior year.  Our successful integration of the Cheviot acquisition and our organic loan growth were key factors to our strong performance.  We are especially pleased with our loan growth for the fourth quarter of 11% on an annualized basis.  Our strategy of growing into nearby metropolitan markets is paying off and we are optimistic about our ability to continue to grow loans at a moderate pace.”

Mr. Brown continued, “In December we announced our agreement to acquire FCB Bancorp, Inc., a $525 million bank holding company headquartered in Louisville, KY.  This acquisition strengthens our presence in the Louisville MSA by adding seven branch offices with approximately $400 million in deposits and positions us with a top ten market share.  We have begun the work with FCB employees to ensure a successful merger which we anticipate will occur in the second quarter of 2017.  We look forward to having the FCB employees join the MainSource team.”

Mr. Brown concluded, “In January our board declared a quarterly common dividend of $0.16 per share payable on March 15, 2017 to shareholders of record on March 6, 2017.  This represents a dividend yield of 2.0%.  On January 18, 2017, Charles J. Thayer, Lead Director, announced his upcoming retirement from the board in May 2017.  Charles has served on the board since 2011.  We are very appreciative of Charles’ contribution to the Company over the past six years.  In order to ensure a successful transition, the Board appointed Kathleen L. Bardwell as Lead Director effective with its January 2017 meeting.  Kathie has served on our board since 2011 and most recently chaired the Audit Committee.  We congratulate her on this appointment.”

NET INTEREST INCOME

Net interest income was $32.0 million for the fourth quarter of 2017 compared to $26.2 million a year ago.  The increase in net interest income was primarily due to an increase in average earning assets as well as an increase in purchase accounting adjustments.  Average earning assets increased year over year by $610 million with $430 million coming from the Cheviot acquisition and $180 million from organic growth.  Net interest margin, on a fully-taxable equivalent basis, was 3.69% for the fourth quarter of 2016, which was a one basis point increase from the fourth quarter of 2015 and an increase of seven basis points compared to the third quarter of 2016.  The increase in the net interest margin on a linked-quarter basis was primarily attributable to an increase in the accretion of purchase accounting marks (four basis points).  Also contributing to the increase in the net interest margin was an increase in loan fees and the Fed’s 25 basis point increase to rates in December 2016.

NON-INTEREST INCOME

The Company’s non-interest income was $13.4 million for the fourth quarter of 2016 compared to $12.7 million for the same period in 2015. An increase in mortgage banking income of $1.3 million was partially offset by a decrease of $409 thousand in service charges on deposit accounts.

NON-INTEREST EXPENSE

The Company’s non-interest expense was $28.9 million for the fourth quarter of 2016 compared to $26.2 million for the same period in 2015.  The year over year increase in total expenses were in the employee, occupancy and equipment expense categories and were primarily related to the acquisition of Cheviot in May 2016.  The Company also made year-end accrual adjustments to incentive compensation expense based on the strong performance in the fourth quarter.

BALANCE SHEET AND CAPITAL

Total assets were $4.1 billion at December 31, 2016, which represents a $695 million increase from a year ago.  The increase in assets was primarily related to the acquisition of Cheviot ($563 million) and organic loan growth.  Loan balances (including loans that are classified as held for sale) grew $72 million on a linked quarter basis which represents an 11% increase on an annualized basis.  The Company’s regulatory capital ratios remain strong and as of December 31, 2016 were as follows: leverage ratio of 9.7%, tier one capital to risk-weighted assets of 13.8%, common equity tier one capital ratio of 12.3%, and total capital to risk-weighted assets of 14.6%.  In addition, as of December 31, 2016, the Company’s tangible common equity ratio was 8.6% compared to 9.0% as of September 30, 2016.  The decrease in the tangible common equity ratio was related to the decrease in the market valuation of the Company’s investment securities portfolio and the resulting decrease in accumulated comprehensive income portion of equity.

ASSET QUALITY

Non-performing assets (NPAs) were $23.1 million as of December 31, 2016, an increase of $2.6 million on a linked-quarter basis.  The increase in NPAs was primarily related to one $2.1 million relationship that became 90+ days past due at year-end due to the maturity of the related notes, which have since been renewed and this relationship is no longer considered non-performing.  NPAs represented 0.57% of total assets as of December 31, 2016 compared to 0.51% as of September 30, 2016 and 0.53% as of December 31, 2015.  The Company incurred net charge-offs of $179 thousand and recorded $850 thousand of loan loss provision expense for the fourth quarter of 2016.  This level of provision expense resulted from the organic loan growth realized during the period.  The Company’s allowance for loan losses as a percent of total outstanding loans was 0.84% as of December 31, 2016 compared to 0.84% as of September 30, 2016 and 1.02% as of December 31, 2015.  The decrease in this metric year over year was primarily driven by the increase in acquired loans that were marked to fair value at the acquisition date and not included in the loan loss reserve analysis.

USE OF NON-GAAP FINANCIAL MEASURES

This press release includes financial measures prepared other than in accordance with generally accepted accounting principles in the United States (“GAAP”). Specifically, we have included non-GAAP financial measures of the Company’s net income excluding the impact of costs associated with the Company’s acquisition of Cheviot Financial Corp. and non-interest income excluding the impact of certain gains on the sale of investment securities.  These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  We believe this information is helpful in understanding the Company’s results of operations separate and apart from items that may, or could, have a disproportionate positive or negative impact in any given period, such as purchase accounting impacts, one-time costs of acquisitions or other non-core items.  A reconciliation of the non-GAAP measures to the most comparable GAAP equivalent is included in the text or in the attached financial tables under the heading “Reconciliation of Non-GAAP Financial Measures”.

FORWARD LOOKING STATEMENTS

Except for historical information contained herein, the discussion in this press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections.  These statements are based upon management expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties (many of which are beyond management’s control). Factors which could cause future results to differ materially from these expectations include, but are not limited to, the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting  policies or guidelines; changes in the quality or composition of the Company’s loan and investment portfolios; the Company’s ability to integrate acquisitions; and other factors, including various “risk factors” as set forth in our most recent Annual Report on Form 10-K and in other reports we file from time to time with the Securities and Exchange Commission.  These reports are available publicly on the SEC website, www.sec.gov, and on the Company’s website, www.mainsourcefinancial.com.

Important Information for FCB Shareholders

In connection with the proposed merger of MainSource and FCB Bancorp, Inc., MainSource will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of FCB and a Prospectus of MainSource, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about MainSource, may be obtained at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from MainSource at www.mainsourcebank.com under the tab “Investor Relations.”  Alternatively, these documents, when available, can be obtained free of charge from MainSource upon written request to MainSource Financial Group, Inc., Attn: Corporate Secretary, 2105 North State Road 3 Bypass Greensburg, Indiana 47240 or by calling (812) 663-6734 or from FCB upon written request to FCB Bancorp, Inc., Attn: Corporate Secretary at 293 N. Hubbards Lane, Louisville, Kentucky 40207 or by calling (502) 895-5040.

MainSource and FCB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FCB in connection with the proposed merger. Information about the directors and executive officers of MainSource is set forth in the proxy statement for MainSource’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 23, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

	Three months ended December 31		Twelve months ended December 31
	2016	2015	2016	2015
Income Statement Summary
Interest Income	$34,854	$28,437	$128,327	$111,110
Interest Expense	2,813	2,198	10,726	8,385
Net Interest Income	32,041	26,239	117,601	102,725
Provision for Loan Losses	850	825	1,705	1,625
Noninterest Income:
Trust and investment product fees	1,240	1,283	4,866	4,947
Mortgage banking	2,909	1,621	10,044	8,355
Service charges on deposit accounts	5,409	5,818	21,006	22,039
Securities gains/(losses)	26	26	170	386
Interchange income	2,799	2,794	11,116	9,239
Other	988	1,126	5,410	5,306
Total Noninterest Income	13,371	12,668	52,612	50,272
Noninterest Expense:
Employee	16,897	14,556	64,327	57,741
Occupancy & equipment	5,624	5,029	21,994	19,686
Intangible amortization	343	370	1,342	1,640
Marketing	867	780	3,390	3,193
Interchange expense	818	633	3,376	2,619
Collection expenses	314	404	910	1,173
FDIC assessment	310	410	1,560	1,655
FHLB advance prepayment penalty	—	—	—	2,364
Merger-related expenses	166	114	7,130	731
Other	3,514	3,919	14,019	14,795
Total Noninterest Expense	28,853	26,215	118,048	105,597
Earnings Before Income Taxes	15,709	11,867	50,460	45,775
Provision for Income Taxes	3,965	2,759	12,137	10,233
Net Income Available to Common Shareholders	$11,744	$9,108	$38,323	$35,542

Reconciliation of Actual to Operating Earnings
Net Income as Reported	$11,744	$9,108	$38,323	$35,542
Add: Merger-related expenses, net of tax	109	74	4,910	475
FHLB Prepayment Penalty, net of tax	—	—	—	1,537
Branch closing expenses, net of tax	423	—	423	—
Less: Securities gains, net of tax	(17)	(17)	(111)	(251)
Operating earnings	$12,259	$9,165	$43,545	$37,303
Operating earnings per share	$0.50	$0.42	$1.86	$1.70

	Three months ended December 31		Twelve months ended December 31
	2016	2015	2016	2015
Average Balance Sheet Data
Gross Loans	$2,619,707	$2,101,336	$2,416,256	$2,023,763
Earning Assets	3,660,925	3,050,472	3,422,334	2,940,092
Total Assets	4,044,123	3,346,918	3,776,145	3,244,979
Noninterest Bearing Deposits	729,378	623,868	679,879	576,341
Interest Bearing Deposits	2,451,891	2,050,084	2,271,698	2,001,078
Total Interest Bearing Liabilities	2,709,592	2,328,708	2,533,188	2,263,185
Shareholders’ Equity	455,333	379,379	428,979	371,919

	Three months ended December 31		Twelve months ended December 31
	2016	2015	2016	2015
Per Share Data
Diluted Earnings Per Common Share	$0.48	$0.42	$1.64	$1.62
Cash Dividends Per Common Share	0.16	0.14	0.61	0.54
Market Value - High	34.57	23.79	34.57	23.79
Market Value - Low	23.94	20.15	19.95	18.71
Average Outstanding Shares (diluted)	24,450,851	21,890,850	23,431,646	21,909,370

	Three months ended December 31		Twelve months ended December 31
	2016	2015	2016	2015
Key Ratios (annualized)
Return on Average Assets	1.16%	1.08%	1.01%	1.10%
Return on Average Equity	10.26%	9.52%	8.93%	9.56%
Net Interest Margin	3.69%	3.68%	3.65%	3.74%
Efficiency Ratio	61.00%	63.96%	66.46%	65.91%
Net Overhead to Average Assets	1.52%	1.61%	1.73%	1.70%

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Balance Sheet Highlights
Total Loans (Including Loans Held for Sale)	$2,664,152	$2,591,884	$2,561,765	$2,165,511	$2,162,925
Allowance for Loan Losses	22,499	21,828	21,468	21,079	22,020
Total Securities	1,007,540	1,025,048	1,032,380	937,719	925,279
Goodwill and Intangible Assets	108,734	108,651	108,477	80,287	80,615
Total Assets	4,080,257	4,013,943	3,995,541	3,414,276	3,385,408
Noninterest Bearing Deposits	767,159	705,428	677,654	647,187	641,439
Interest Bearing Deposits	2,343,712	2,418,600	2,421,705	1,997,657	2,009,336
Other Borrowings	290,897	300,877	291,047	326,796	310,727
Shareholders’ Equity	449,494	459,608	453,782	394,204	381,360

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Other Balance Sheet Data
Tangible Book Value Per Common Share (1)	$14.16	$14.60	$14.38	$14.51	$13.94
Loan Loss Reserve to Loans	0.84%	0.84%	0.84%	0.97%	1.02%
Loan Loss Reserve to Non-performing Loans	125.20%	146.07%	131.54%	186.05%	171.46%
Nonperforming Assets to Total Assets	0.49%	0.43%	0.49%	0.39%	0.44%
NPA’s (w/ TDR’s) to Total Assets	0.57%	0.51%	0.58%	0.48%	0.53%
Tangible Common Equity/Tangible Assets (1)	8.58%	8.99%	8.88%	9.42%	9.10%
Outstanding Shares	24,065,864	24,033,381	24,005,307	21,627,452	21,579,575

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Asset Quality
Special Mention Loans	$20,526	$20,050	$18,088	$11,796	$19,019
Substandard Loans (Accruing)	18,626	19,805	22,239	15,116	7,157
New Non-accrual Loans (for the 3 months ended)	3,416	3,073	3,668	1,627	2,078

Loans Past Due 90 Days or More and Still Accruing	$2,135	$—	$126	$—	$—
Non-accrual Loans	15,835	14,944	16,195	11,330	12,843
Other Real Estate Owned	1,874	2,242	3,180	1,911	1,959
Total Nonperforming Assets (NPA’s)	$19,844	$17,186	$19,501	$13,241	$14,802
Troubled Debt Restructurings (Accruing)	3,270	3,333	3,508	3,098	3,196
Total NPA’s with Troubled Debt Restructurings	$23,114	$20,519	$23,009	$16,339	$17,998

Net Charge-offs - QTD	$179	$(210)	$(184)	$1,441	$828
Net Charge-offs as a % of average loans (annualized)	0.03%	(0.03)%	(0.03)%	0.27%	0.16%

Reconciliation of Non-GAAP Financial Measures

(1)

Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of preferred stock, goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.  Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. However, management considers these measures of the Company’s value including only earning assets as meaningful to an understanding fo the Company’s financial information.  A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Shareholders’ Equity	$449,494	$459,608	$453,782	394,204	381,360
Less: Intangible Assets	108,734	108,651	108,477	80,287	80,615
Tangible Common Equity	340,760	350,957	345,305	313,917	300,745

Total Assets	4,080,257	4,013,943	3,995,541	3,414,276	3,385,408
Less: Intangible Assets	108,734	108,651	108,477	80,287	80,615
Tangible Assets	3,971,523	3,905,292	3,887,064	3,333,989	3,304,793

Ending Shares Outstanding	24,065,864	24,033,381	24,005,307	21,627,452	21,579,575

Tangible Book Value Per Common Share	$14.16	$14.60	$14.38	$14.51	$13.94
Tangible Common Equity/Tangible Assets	8.58%	8.99%	8.88%	9.42%	9.10%